UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2005 (March 30, 2005)

MQ ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	333-101399 (Commission File Number)	52-2148018 (I.R.S. Employer Identification Number)

4300 North Point Parkway

Alpharetta, Georgia 30022

 (Address of  Principal Executive Office, including Zip Code)

(770) 300-0101

 (Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement
ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 30, 2005, after sharing its liquidity analysis with its Lenders (as defined below) and having a conference call with its Lenders, MedQuest, Inc. (“MedQuest”) obtained a limited waiver and amendment (the “Limited Waiver”) from the Lenders under its Amended and Restated Credit Agreement dated as of September 3, 2003, as amended, by and among MQ Associates, Inc. (“MQ Associates”), MedQuest, as Borrower, the several lenders from time to time parties thereto (the “Lenders”), Wachovia Bank, National Association, as Administrative Agent (the “Administrative Agent”), Chase Lincoln First Commercial Corporation, as Syndication Agent, and General Electric Capital Corporation and Wachovia Bank, National Association, as Co-Documentation Agents (the “Senior Credit Facility”).  The Limited Waiver provides for an extension of the limited waiver that MedQuest and MQ Associates obtained on February 14, 2005 with respect to certain defaults and/or events of default under the Senior Credit Facility that may have occurred and may have been continuing on or prior to such date.  The Limited Waiver is effective only until, and shall expire automatically upon, the earliest to occur of (x) May 15, 2005, (y) delivery by MedQuest to the Administrative Agent and the Lenders of audited financial statements for the fiscal year ended on December 31, 2004 (together with related certificates and other information) to the extent required by the Senior Credit Facility and (z) the occurrence of a default or event of default under the Senior Credit Facility other than those expressly being waived in the Limited Waiver.

The Limited Waiver provides a temporary waiver of any defaults and/or events of default under the Senior Credit Facility that may have occurred and may be continuing, or that may occur, with respect to non-compliance with the financial covenant tests in the Senior Credit Facility for the periods ended March 31, 2005, December 31, 2004 and/or prior periods.  The Limited Waiver also provides a temporary waiver of any defaults and/or events of default that may have occurred and may be continuing with respect to representations and warranties made or deemed made by MQ Associates and MedQuest under the Senior Credit Facility concerning financial statements and other information previously provided by MQ Associates and MedQuest to the Administrative Agent and Lenders relating to such periods.  The Limited Waiver further provides for a temporary waiver of any defaults and/or events of default that may occur with respect to the covenant in the Senior Credit Facility that requires MQ Associates and MedQuest to deliver to the Lenders and the Administrative Agent a copy of the audited consolidated financial statements of MedQuest and its consolidated subsidiaries for, and as of the end of, the fiscal year ended December 31, 2004 by March 31, 2005.  The Limited Waiver extends the time by which MedQuest is required to deliver 2005 fiscal year projections to the Administrative Agent and the Lenders until the earlier of (i) May 15, 2005 and (ii) delivery by MedQuest to the Administrative Agent and the Lenders of audited financial statements for the fiscal year ended December 31, 2004 as required by the Senior Credit Facility.

As a condition to the continuing effectiveness of the Limited Waiver, MedQuest has agreed that the aggregate amount of all borrowings of revolving loans and/or swingline loans made, together with the aggregate amount of all letters of credit issued, at any time outstanding under  the Senior Credit Facility during the term of such Limited Waiver will not exceed an amount equal to the aggregate amount of revolving loans and swingline loans outstanding, together with the aggregate amount of all letters of credit issued, on March 23, 2005 plus $5.0 million.  As of March 23, 2005, the aggregate amount of revolving loans and swingline loans outstanding, together with the aggregate amount of all letters of credit issued, was approximately $28.8 million, with the same amount outstanding and issued as of March 30, 2005.  As of the date of this report, MedQuest has not drawn any portion of the $5.0 million of unused availability described above.  The effect that certain writedowns of accounts receivable has had or may have on any financial statements or other information previously delivered to the Administrative Agent and the Lenders and on any related representations and warranties under the Senior Credit Facility shall be disregarded for purposes of a condition under the Senior Credit Facility to the permitted borrowings discussed above.

The Limited Waiver provides that if, at the close of any business day during the waiver period the aggregate cash on hand of MQ Associates, MedQuest and its consolidated subsidiaries exceeds $8.5 million, MedQuest shall promptly repay revolving loans with an amount equal to such excess.  In the event that MedQuest makes such a repayment, or any repayment of the revolving loans, swingline loans or letters of credit that were outstanding or issued on March 23, 2005, it will have the ability to re-borrow such repaid amount in addition to the unused portion of the $5.0 million of availability described above.

The Limited Waiver limits the ability of MQ Associates, MedQuest and their respective subsidiaries to take certain actions that would otherwise be permitted under the Senior Credit Facility, including the ability to borrow Eurodollar Loans with an interest period of longer than one month, the ability to incur incremental term loans, the ability to make certain payments, dividends or distributions on, or repurchase or redeem, capital stock, the ability to repay revolving loans with amounts that would otherwise be required to repay term loans, and the ability to make acquisitions.  The Limited Waiver also provides that MedQuest will pay a one-time amendment fee of $175,000 to the Lenders, and an expense deposit of $25,000 with respect to the engagement by the Lenders of a financial consulting firm which has been retained to review any accounts receivable write down for appropriateness, including the amount and period of any charge or restatement.

MedQuest expects to continue discussions with the Lenders to obtain a permanent waiver of any defaults and/or events of default that may have occurred.  There can be no assurance that MedQuest will be able to obtain such a permanent waiver to the Senior Credit Facility.  The failure to do so would have a material adverse effect on MedQuest.

ITEM 4.02                                       Non-reliance on Previously Issued Financial Statements or a Related Audit Report or

                                                                Completed Interim Review

On March 30, 2005, MQ Associates determined that its historical financial statements for the years ended December 31, 2003 and 2002 and each of the quarter periods ended March 31, June 30 and September 30, 2004, 2003 and 2002 should be restated to correct an error principally relating to the allowance for contractual adjustments and doubtful accounts for patient receivables, and that such financial statements should no longer be relied upon.  MQ Associates continues to analyze the impact of this issue on 2001 and prior periods.

As previously disclosed (most recently in MQ Associates’ Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 15, 2005), the Audit Committee has been engaged in a review of the valuation of the net patient receivables as presented in MQ Associates’ historical financial statements.  The Audit Committee is continuing its review with the assistance of outside advisors, which have been retained to assist with the review.  Upon completion of the Audit Committee’s review, MQ Associates will prepare and cause to be audited its financial statements for the year ended December 31, 2004 and its restated financial statements for 2003 and 2002 and will file such restated financial statements and related independent registered public accounting firm’s report required in connection with the filing of MQ Associates’ Annual Report Form 10-K for the year ended December 31, 2004.

The results of the review conducted to date indicate that the allowance for contractual adjustments and doubtful accounts for patient receivables has been understated.  Based on management estimates and advice from its outside advisors, the Audit Committee estimates on a preliminary basis that the allowance for contractual adjustments and doubtful accounts is understated by $35—$40 million in the aggregate as of December 31, 2004, resulting in an overstatement of net patient receivables by the same amount.  This amount and the periods affected remain subject to change pending completion of the Audit Committee’s review.

The Audit Committee and the authorized officers of MQ Associates have discussed with its independent registered public accountants, PricewaterhouseCoopers LLP, the matters disclosed in this Current Report on Form 8-K.

ITEM 8.01                                       Other Events and Regulation FD Disclosure

MQ Associates will conduct a conference call to discuss information disclosed in this Current Report on Form 8-K at 2:00 p.m. EST on Thursday, March 31, 2005.  The conference call can be accessed at (800) 616-9004 (domestic) or (719) 457-2620 (international).  Interested parties should call at least ten (10) minutes prior to the call to register and should use participant passcode #5654115.  If you are unable to listen to the call at that time, the replay will be available for seven days until Thursday, April 7, 2005 at (888) 203-1112 (domestic) or (719) 457-0820 (international) using participant passcode #5654115.

ITEM 9.01                                       Financial Statements and Exhibits

(c)                                                                                  Exhibits.

Number                                                      Description of Exhibit

10.1                                                                           Second Limited Waiver and Second Amendment to Amended and Restated Credit Agreement, dated as of March 30, 2005 among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.

* * * * *

This Current Report on Form 8-K contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, statements regarding MQ Associates’ future growth and profitability, growth strategy and trends in the industry in which it operates.  These forward-looking statements are based on MQ Associates’ current expectations and are subject to a number of risks, uncertainties and assumptions.  MQ Associates can give no assurance that such forward-looking statements will prove to be correct.  Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are the uncertainty concerning the amount and timing of patient receivable writedowns, the ultimate findings of the Audit Committee’s review (including any new information or additional issues that may arise during the course of such review), the ability of MQ Associates to negotiate additional extensions of the limited waiver and/or obtain a permanent waiver under the Senior Credit Facility, the reaction of MQ Associates’ other creditors, customers and suppliers to the matters discussed in this report, general economic and business conditions, the effect of healthcare industry trends on third-party reimbursement rates and demand for MQ Associates’ services, limitations and delays in reimbursement by third-party payors, changes in governmental regulations that affect MQ Associates’ ability to do business, actions of its competitors, introduction of new technologies, risks associated with its acquisition strategy and integration costs, and the additional factors and risks contained in its Registration Statement on Form S-4 declared effective on October 14, 2004 as well as other periodic reports filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MQ ASSOCIATES, INC.

Dated: March 30, 2005

By:	/s/ DONALD C. TOMASSO
Name: Donald C. Tomasso
Title: Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Second Limited Waiver and Second Amendment to Amended and Restated Credit Agreement, dated as of March 30, 2005 among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.